EXHIBIT 4.1

THIRD SUPPLEMENTAL INDENTURE
THIS THIRD SUPPLEMENTAL INDENTURE, dated as of October 2, 2018 (this “Supplemental Indenture”), is between Marathon Petroleum Corporation, a corporation duly organized and existing under the laws of the State of Delaware (the “Company”), and The Bank of New York Mellon Trust Company, N.A., a national banking association, as trustee (the “Trustee”).
WITNESSETH
WHEREAS, pursuant to the Indenture, dated as of February 1, 2011, between the Company and the Trustee, as supplemented by the First Supplemental Indenture, dated as of September 5, 2014 and the Second Supplemental Indenture, dated as of December 14, 2015 (collectively, the “Indenture”), the Company may from time to time issue and sell Securities in one or more series;
WHEREAS, the Company desires to create and authorize a new series of Securities entitled “5.375% Senior Notes due 2022” (the “Notes”), limited initially to $336,814,000 in aggregate principal amount, and to provide the terms and conditions upon which the Notes are to be executed, registered, authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Supplemental Indenture;
WHEREAS, the Notes are a series of Securities and are being issued under the Indenture, as supplemented by this Supplemental Indenture, and are subject to the terms contained therein and herein;
WHEREAS, the Notes are to be substantially in the form attached hereto as Exhibit A; and
WHEREAS, all acts and things necessary to make the Notes, when executed by the Company and authenticated and delivered by or on behalf of the Trustee as provided in the Indenture and this Supplemental Indenture, the valid, binding and legal obligations of the Company, and to make this Supplemental Indenture a legal, binding and enforceable agreement, have been done and performed.
NOW, THEREFORE, in order to declare the terms and conditions upon which the Notes are executed, registered, authenticated, issued and delivered, and in consideration of the foregoing premises and the purchase of such Notes by the Holders thereof, the Company and the Trustee mutually covenant and agree, for the equal and proportionate benefit of the Holders from time to time of the Notes, as follows:
Section 1.    Definitions. Terms used in this Supplemental Indenture and not defined herein shall have the respective meanings given such terms in the Indenture.
“Additional Interest” means all “Additional Interest” payable pursuant to the Registration Rights Agreement.

“Clearstream” means Clearstream Banking, société anonyme, or any successor securities clearing agency.
“Euroclear” means Euroclear Bank S.A./N.V., or any successor securities clearing agency.
“Exchange Global Notes” shall have the meaning set forth in Section 4(a) herein.
“Exchange Notes” means any notes issued in exchange for Notes pursuant to the Registration Rights Agreement or similar agreement.
“Global Notes” shall have the meaning set forth in Section 4(c) herein.
“QIB” means a “qualified institutional buyer” as defined in Rule 144A.
“Registration Rights Agreement” means the registration rights agreement dated the date of this Supplemental Indenture, among the Company, Citigroup Global Markets Inc. and RBC Capital Markets, LLC.
“Regulation S” means Regulation S promulgated under the Securities Act.
“Regulation S Global Notes” shall have the meaning set forth in Section 4(c) herein.
“Regulation S Notes” shall have the meaning set forth in Section 4(c) herein.
“Restricted Notes Legend” has the meaning set forth in Section 4(d)(i) herein.
“Restricted Period” shall have the meaning set forth in Section 4(c) herein.
“Rule 144” means Rule 144 promulgated under the Securities Act.
“Rule 144A” means Rule 144A promulgated under the Securities Act.
“Rule 144A Global Notes” shall have the meaning set forth in Section 4(b) herein.
“Rule 144A Notes” shall have the meaning set forth in Section 4(b) herein.
“Transfer Restricted Note” means any Note that bears or is required to bear the Restricted Notes Legend.
“U.S. person” means a “U.S. person” as defined in Regulation S.
Section 2.    Creation and Authorization of Series.
(a)    There is hereby created and authorized the following new series of Securities to be offered and issued under the Indenture, to be designated as the “5.375% Senior Notes due 2022”.

(b)    The Notes shall be limited initially to $336,814,000 in aggregate principal amount. Notwithstanding the foregoing initial aggregate principal amount, the Company may, from time to time, without notice to or consent of the Holders of the Notes, increase the principal amounts of the Notes that may be issued under this Supplemental Indenture and issue such increased principal amount (or any portion thereof), in which case any additional Notes so issued will have the same terms and conditions other than the public offering price, original interest accrual date and initial interest payment date, and the same CUSIP number as the Notes previously issued, will be fungible with the Notes previously issued for U.S. federal income tax purposes, and will carry the same right to receive accrued and unpaid interest as the Notes previously issued, and such additional notes will form a single series with the Notes previously issued, including, without limitation, for purposes of waivers, amendments, redemptions and, if any, offers to purchase, and will rank equally and ratably with the Notes previously issued.
(c)    The date on which the principal is payable on the Notes, unless accelerated pursuant to the Indenture, shall be as provided in the form of security attached hereto as Exhibit A.
(d)    The Notes shall bear interest as provided in the form of security attached hereto as Exhibit A. The Interest Payment Dates and the Regular Record Dates for the determination of Holders of the Notes to whom such interest is payable shall be as provided in the form of security attached hereto as Exhibit A. Additional Interest, if any, will be payable in arrears on each Interest Payment Date following accrual in the same manner as regular interest on the Notes. The Trustee shall not at any time be under any duty or responsibility to any Holder to determine whether any Additional Interest is payable, or with respect to the nature, extent, or calculation of the amount of any Additional Interest owed, or with respect to the method employed in such calculation of any Additional Interest.
(e)    The Notes shall be redeemable at the option of the Company as set forth in the form of security attached hereto as Exhibit A.
(f)    The provisions of Article XII of the Indenture shall not be applicable to the Notes.
(g)    The Notes will be issued only in fully registered form, without coupons, in denominations provided herein and in the form of security attached hereto as Exhibit A.
(h)    The Events of Default and covenants specified in the Indenture will apply to the Notes.
(i)    The defeasance and covenant defeasance provisions of Article XIII of the Indenture, including both Sections 13.02 and 13.03 of the Indenture, will apply to the Notes.
(j)    The Notes shall be issued in the form of one or more Global Securities substantially in the form of security attached hereto as Exhibit A. The Company initially appoints The Depository Trust Company to act as Depositary with respect to the Notes. Additional provisions applicable to the Notes issued in the form of a Global Security are set forth in the form of security attached hereto as Exhibit A.
(k)    The Notes shall be issuable only in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

(l)    The Trustee will initially act as the Security Registrar for the Notes and as the Paying Agent with respect to the Notes. The Place of Payment will be The Bank of New York Mellon Trust Company, N.A., 240 Greenwich Street, New York, New York 10286.
(m)    Except as otherwise set forth herein and in the Notes, the terms of the Notes shall be as set forth in the Indenture, including those made part of the Indenture by reference to the Trust Indenture Act.
Section 3.    Transfer Restrictions.
(a)    The initial offering and sale of the Notes shall not be registered under the Securities Act or any state securities laws. The Notes shall be offered pursuant to exemptions from the registration requirements of the Securities Act in reliance upon Rule 144A and Regulation S promulgated under the Securities Act. For so long as any of the Notes constitute “restricted securities” within the meaning of Rule 144(a)(3) promulgated under the Securities Act, the Company shall, if the Company is not then subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, furnish to any Holder or beneficial owner of such Notes, or to any prospective purchaser of such Notes designated by such Holder or beneficial owner, in each case upon the written request of such Holder, beneficial owner or prospective purchaser, the information required to be provided pursuant to Rule 144A(d)(4) promulgated under the Securities Act.
(b)    The following provisions shall apply with respect to any proposed transfer of any Transfer Restricted Note prior to the expiration of the holding period applicable to sales of such Notes under Rule 144, and the Security Registrar shall refuse to register any transfer of such Notes not complying with the restrictions set forth in the Restricted Notes Legend and in this Section 3. In addition to the requirements set forth in Section 3.05 of the Indenture, Transfer Restricted Notes that are presented or surrendered for registration of transfer or exchange pursuant to Section 3.05 of the Indenture shall be accompanied by the following additional information and documents, as applicable, upon which the Security Registrar may conclusively rely:
(i)    if such Transfer Restricted Notes are being delivered to the Security Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in substantially the form of Exhibit B hereto);
(ii)    if such Transfer Restricted Notes are being transferred (1) to a QIB in accordance with Rule 144A or (2) pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit B hereto);
(iii)    if such Transfer Restricted Notes are being transferred pursuant to an exemption from registration in accordance with Rule 903 or Rule 904 of Regulation S, certifications to that effect from such Holder (in substantially the form of Exhibit B and Exhibit C hereto); or

(iv)    if such Transfer Restricted Notes are being transferred in reliance on and in compliance with (1) an exemption from registration in accordance with Rule 144 under the Securities Act or (2) another exemption from the registration requirements of the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit B attached hereto) and an opinion of counsel, certification or other evidence as may reasonably be required to that effect if the Company or the Trustee so requests.
(c)    A Holder of a beneficial interest in a Regulation S Global Note who wishes to transfer its interest in such Note to a QIB in accordance with Rule 144A who takes delivery in the form of a beneficial interest in such Rule 144A Global Note shall deliver to the Security Registrar a certification to that effect (in substantially the form of Exhibit C attached hereto) upon which the Security Registrar may conclusively rely. After the expiration of the Restricted Period, interests in the Regulation S Global Note may be transferred without requiring the certification set forth in this Section 3(c).
(d)    The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depositary, in accordance with Section 3.05 of the Indenture and Section 3 and Section 4 hereof (including the restrictions on transfer set forth therein and herein) and the rules and procedures of the Depositary therefor, which shall include restrictions on transfer comparable to those set forth therein and herein to the extent required by the Securities Act; provided, however, that prior to the expiration of the Restricted Period, transfers and exchanges of beneficial interests in the Regulation S Global Note may be made pursuant to such restrictions only (1) to a Person that is not a U.S. person or for the account or benefit of a Person that is not a U.S. person within the meaning of Regulation S under the Securities Act or (2) to a QIB, in each case that hold such interests through Euroclear or Clearstream.
(e)    If Notes are issued upon the registration of transfer, exchange or replacement of Notes not bearing the Restricted Notes Legend, the Notes so issued shall not bear such legend. If Notes are issued upon the registration or transfer, exchange or replacement of Notes bearing the Restricted Notes Legend, or if a request is made to remove the Restricted Notes Legend on a Note, the Notes so issued shall bear the Restricted Notes Legend, or the Restricted Notes Legend shall not be removed, as the case may be, unless there is delivered to the Company such satisfactory evidence, which may include an opinion of counsel, as may be reasonably required by the Company that neither the Restricted Notes Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A, Rule 144 or Regulation S, that such Notes are not “restricted securities” within the meaning of Rule 144 or that such Notes were transferred pursuant to an effective registration statement under the Securities Act. Upon provision of such satisfactory evidence, the Trustee, at the direction of the Company, shall authenticate and deliver a Note that does not bear the Restricted Notes Legend. If a Restricted Notes Legend is removed from the face of a Note and the Note is subsequently held by an Affiliate of the Company, the Restricted Notes Legend shall be reinstated.
(f)    Neither the Trustee nor the Security Registrar shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Supplemental Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so only if and when expressly required by the terms of, this Supplemental Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof. Notwithstanding anything herein to the contrary, neither the Trustee nor the Security Registrar shall have any responsibility to receive any letters, opinions or certifications, nor any responsibility to monitor compliance with any transfer restrictions, in connection with any transfer or exchange of any beneficial interest in a Global Note for a beneficial interest in the same Global Note.
(g)    Notwithstanding the foregoing, in the event that any Transfer Restricted Notes are exchanged for Exchange Notes in connection with an effective registration statement pursuant to the Registration Rights Agreement, the Company shall issue and, at the direction of the Company, the Trustee shall authenticate the Exchange Notes in exchange for Transfer Restricted Notes accepted for exchange in the exchange offer, which Exchange Notes shall not bear the Restricted Notes Legend, and the Security Registrar shall rescind any restriction on the transfer of such Exchange Notes.
Section 4.    Form of Notes/Legends.
(a)    The Notes are being offered only to (A) Persons reasonably believed to be QIBs in reliance on Rule 144A and (B) non U.S. persons in reliance on Regulation S. Such Notes may thereafter be transferred to, among others, QIBs, and purchasers in reliance on Regulation S. Exchange Notes exchanged for interests in the Rule 144A Notes and the Regulation S Notes will be issued in the form of permanent Global Notes deposited with the Trustee as hereinafter provided, including the appropriate legend set forth in the form of security attached as Exhibit A (the “Exchange Global Notes”). The Exchange Global Notes will be deposited upon issuance with, or on behalf of, the Trustee as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Exchange Global Notes may be represented by more than one certificate, if so required by the Depositary’s rules regarding the maximum principal amount to be represented by a single certificate.
(b)    The Notes offered to QIBs in the United States of America in reliance on Rule 144A (the “Rule 144A Notes”) shall be issued in the form of a permanent global note including appropriate legends as set forth in the form of security attached as Exhibit A (the “Rule 144A Global Note”), deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Rule 144A Global Note may be represented by more than one certificate, if so required by the Depositary’s rules regarding the maximum principal amount to be represented by a single certificate. The aggregate principal amount of the Rule 144A Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, or its nominee, as hereinafter provided.

(c)    The Notes offered to non U.S. persons outside the United States of America (the “Regulation S Notes”) in reliance on Regulation S shall be issued in the form of a permanent global note including appropriate legends as set forth in the form of security attached hereto as Exhibit A (the “Regulation S Global Note” and, together with the Rule 144A Global Note and the Exchange Global Notes, the “Global Notes”). The Regulation S Global Note will be deposited upon issuance with, or on behalf of, the Trustee as custodian for the Depositary. Prior to the 40th day after the date the Notes are issued (such period through and including such 40th day, the “Restricted Period”), interests in the Regulation S Global Note may only be transferred to non U.S. persons pursuant to Regulation S, unless exchanged for interests in a Global Note in accordance with the transfer and certification requirements described herein. Investors may hold their interests in the Regulation S Global Note through organizations other than Euroclear or Clearstream that are participants in the Depositary’s system or directly through Euroclear or Clearstream, if they are participants in such systems, or indirectly through organizations which are participants in such systems. If such interests are held through Euroclear or Clearstream, Euroclear and Clearstream will hold such interests in the applicable Regulation S Global Note on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositaries. Such depositaries, in turn, will hold such interests in the applicable Regulation S Global Note in customers’ securities accounts in the depositaries’ names on the books of the Depositary. The Regulation S Global Note may be represented by more than one certificate, if so required by the Depositary’s rules regarding the maximum principal amount to be represented by a single certificate. The aggregate principal amount of the Regulation S Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.
(d)    Unless and until (i) a Note issued as a Transfer Restricted Note is sold under an effective registration statement, (ii) a Note issued as a Transfer Restricted Note is exchanged for an Exchange Note in connection with an effective registration statement pursuant to the Registration Rights Agreement or (iii) the Company receives evidence satisfactory to it that the transfer of a Note issued as a Transfer Restricted Note is being made in accordance with Section 3(b)(iv) of this Supplemental Indenture:
(i)    each Transfer Restricted Note shall bear the following legend on the face thereof (the “Restricted Notes Legend”):
THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER (1) REPRESENTS THAT (A) IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, OR (B) IT IS NOT A “U.S. PERSON” (WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT) AND (2) AGREES FOR THE BENEFIT OF MARATHON PETROLEUM CORPORATION (“MPC”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT IN ACCORDANCE WITH THE SECURITIES ACT AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE

UNITED STATES AND ONLY (A) TO MPC, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, (C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (D) IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.
PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(C) ABOVE OR (2)(D) ABOVE, A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE) MUST BE DELIVERED TO THE TRUSTEE. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (E) ABOVE, MPC RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY RULE 144 EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.
(ii)    each Global Note shall bear the following legend on the face thereof:
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
Section 5.    Effect of Supplemental Indenture. The provisions of this Supplemental Indenture are intended to supplement those of the Indenture as in effect immediately prior to the execution and delivery hereof. The Indenture shall remain in full force and effect except to the extent that the provisions of the Indenture are expressly modified by the terms of this Supplemental Indenture.

Section 6.    Governing Law. This Supplemental Indenture and the Notes shall be governed by and construed in accordance with the law of the State of New York, without giving effect to any principles of conflicts of laws thereunder to the extent the application of the laws of another jurisdiction would be required thereby.
Section 7.    Trustee Not Responsible for Recitals or Issuance of Notes. The recitals and statements contained herein shall be taken as statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture or of the Notes other than with respect to the Trustee’s execution of this Supplemental Indenture and authentication of the Notes. The Trustee shall not be accountable for the use or application by the Company of the Notes or the proceeds thereof.
Section 8.    Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern this Supplemental Indenture, the latter provision shall control. If any provision of this Supplemental Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Supplemental Indenture as so modified or to be excluded, as the case may be.
Section 9.    Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or electronic (i.e., “pdf” or “tif”) transmission shall constitute effective execution and delivery of this Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or electronic (i.e., “pdf” or “tif”) transmission shall be deemed to be their original signatures for all purposes of the Supplemental Indenture as to the parties hereto and may be used in lieu of the original.
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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first above written.

MARATHON PETROLEUM CORPORATION

By:	/s/ Thomas Kaczynski
Name: Thomas Kaczynski
Title: Vice President, Finance and Treasurer

[Signature Page to Third Supplemental Indenture]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Lawrence M. Kusch
Name: Lawrence M. Kusch
Title: Vice President

[Signature Page to Third Supplemental Indenture]

Exhibit A

MARATHON PETROLEUM CORPORATION
5.375% Senior Notes due 2022

No.	$[●]
THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
[FOR TRANSFER RESTRICTED NOTES: THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER (1) REPRESENTS THAT (A) IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, OR (B) IT IS NOT A “U.S. PERSON” (WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT) AND (2) AGREES FOR THE BENEFIT OF MARATHON PETROLEUM CORPORATION (“MPC”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT IN ACCORDANCE WITH THE SECURITIES ACT AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ONLY (A) TO MPC, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, (C) TO A QUALIFIED

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INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (D) IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.
PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(C) ABOVE OR (2)(D) ABOVE, A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE) MUST BE DELIVERED TO THE TRUSTEE. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (E) ABOVE, MPC RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY RULE 144 EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]
MARATHON PETROLEUM CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to [●] [Insert if Global Security: CEDE & CO.], or registered assigns, the principal sum of [●] Dollars ($[●]), or such greater or lesser amount as indicated on the Schedule of Exchanges of Securities attached hereto, on October 1, 2022, and to pay interest thereon from October 1, 2018 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on April 1 and October 1 in each year commencing April 1, 2019, at the rate of 5.375% per annum, until the principal hereof is paid or made available for payment. The Company shall pay Additional Interest, if any, on the applicable Interest Payment Date in the same manner as interest is paid on the Notes and in the amounts set forth in the Registration Rights Agreement. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the March 15 or September 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series

3

may be listed, and upon such notice as may be required by such exchange all as more fully provided in said Indenture. If an Interest Payment Date, a Stated Maturity or a Redemption Date with respect to this Security falls on a day that is not a Business Day, the payment will be made on the next Business Day and no interest will accrue for the period from and after such Interest Payment Date, Stated Maturity or Redemption Date.
Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that (1) payments on any Global Security shall be made by electronic (same-day) funds transfer to the Depositary and (2) at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or by electronic funds transfer to an account maintained by the Person entitled thereto as specified in the Security Register, provided that such Person shall have given the Trustee written instructions.
Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.
Dated:

MARATHON PETROLEUM CORPORATION,
By:

Attest:

CERTIFICATE OF AUTHENTICATION
This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.
Dated:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee
By:
Authorized Signatory

MARATHON PETROLEUM CORPORATION
5.375% Senior Notes due 2022
This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of February 1, 2011, as supplemented by the Third Supplemental Indenture, dated as of October 2, 2018 (herein called the “Indenture,” which term shall have the meaning assigned to it in such instrument), between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof initially limited in aggregate principal amount to $336,814,000.
The Securities of this series are subject to redemption, in whole at any time or in part from time to time, at the election of the Company, prior to their maturity date at the Redemption Prices (expressed as percentages of principal amount of such Securities to be redeemed) set forth below plus accrued and unpaid interest on the principal amount being redeemed to, but not including, the Redemption Date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date, if redeemed during the twelve-month period beginning on October 1 of each of the years indicated below:

Year	Percentage
2018	101.792%
2019	100.896%
2020 and thereafter	100.000%
Notice of the redemption will be transmitted to holders of Securities at least 30 and not more than 60 days prior to the Redemption Date. If fewer than all of the Securities are to be redeemed, the Trustee will select, not more than 45 days prior to the Redemption Date, the particular Securities or portions thereof for redemption from the outstanding Securities not previously called by such method as the Trustee deems fair and appropriate.
Unless the Company defaults in payment of the Redemption Price, on or after the Redemption Date, interest will cease to accrue on the Securities or portions thereof called for redemption.
In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

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The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or of certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.
The Indenture contains provisions permitting the Company and the Trustee to modify the Indenture or any supplemental indenture without the consent of the Holders for one or more of the following purposes: (1) to evidence the succession of another corporation to the Company; (2) to add to the covenants of the Company; (3) to add additional events of default for the benefit of Holders of all or any series of Securities; (4) to add to or change provisions of the Indenture to allow for the issuance of Securities in other forms; (5) to add to, change or eliminate any of the provisions of the Indenture in respect of one or more series of Securities thereunder, under certain conditions specified therein; (6) to secure the Securities pursuant to the requirements of Section 10.05 of the Indenture or otherwise; (7) to establish the form or terms of Securities of any series as permitted by Sections 2.01 and 3.01 of the Indenture; (8) to evidence the appointment of a successor Trustee; and (9) to cure any ambiguity, to correct or supplement any provision of the Indenture which may be defective or inconsistent with any other provision of the Indenture, or to make any other provisions with respect to matters or questions arising under the Indenture as shall not adversely affect the interests of the Holders in any material respect.
The Indenture also permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the written consent of the Holders of not less than a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.
As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in aggregate principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity reasonably

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satisfactory to it, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.
No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.
As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.
The Securities of this series are issuable only in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.
No service charge shall be made for any such registration of transfer or exchange, but, subject to any applicable provisions of the Indenture, the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.
All terms used in this Security which are defined in the Indenture shall have the meaning assigned to them in the Indenture.

FORM OF ASSIGNMENT
ABBREVIATIONS
Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).
Additional abbreviations may also be used though not in the above list.
_________________

FOR VALUE RECEIVED, the undersigned hereby sell(s),
assign(s) and transfer(s) unto

_____________________________
Please insert Social Security or
other identifying number of assignee

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE, OF ASSIGNEE

the within Security and all rights thereunder, hereby irrevocably constituting and appointing                                                               attorney to transfer said Security on the books of the Company, with full power of substitution in the premises.
Dated:
Notice: This signature to the assignment must correspond with the name as written on the face of the within instrument in every particular, without alteration or enlargement, or any change whatever.

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SCHEDULE OF INCREASES OR DECREASES IN THE PRINCIPAL AMOUNT
OF SECURITIES
The original principal amount of this Security is [●] U.S. Dollars ($[●]). The following increases or decreases in the principal amount of this Security have been made:

Date of increase or decrease	Amount of decrease in principal amount of this Security	Amount of increase in principal amount of this Security	Principal amount of this Security following such decrease or increase	Signature of authorized signatory of Trustee or Depositary

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EXHIBIT B
FORM OF CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR
REGISTRATION OF TRANSFER OF NOTES
Re: 5.375% Senior Notes due 2022 (the “Notes”) of Marathon Petroleum Corporation (the “Company”)
This Certificate relates to $___________________ principal amount of Notes held in book-entry or definitive form by ____________________ (the “Transferor”). The Transferor has requested the Security Registrar by written order to exchange or register the transfer of a Note or Notes or beneficial interests therein (the “Transfer”).
In connection with such request and in respect of each such Note or beneficial interest therein, the Transferor does hereby certify that the Transferor is familiar with the Indenture relating to the above-captioned Notes and that the Transfer does not require registration under the Securities Act of 1933, as amended (the “Securities Act”), because:

____	Such Note or beneficial interest is being acquired for the Transferor’s own account without transfer.
____
Such Note or beneficial interest is being transferred to (i) a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act), in accordance with Rule 144A under the Securities Act, that is purchasing for its own account or for the account of another qualified institutional buyer, in each case to whom notice is given that the Transfer is being made in reliance on Rule 144A; or (ii) to a non-U.S. person in an offshore transaction in accordance with Rule 903 or Rule 904 of Regulation S under the Securities Act (and in the case of clause (ii), based upon an opinion of counsel if the Company or the Trustee so requests, together with a certification in substantially the form of Exhibit C to the Supplemental Indenture setting forth the terms of the Notes pursuant to the Indenture).

____
Such Note or beneficial interest is being transferred pursuant to (i) an exemption from the registration requirements of the Securities Act provided by Rule 144 or (ii) an effective registration statement under the Securities Act.

____
Such Note or beneficial interest is being transferred in reliance on and in compliance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if the Company so requests).

Fill in blank or check appropriate item, as applicable.

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[INSERT NAME OF TRANSFEROR]

By:
Name:
Title:
Address:

B-2

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EXHIBIT C
FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH
TRANSFERS PURSUANT TO REGULATION S
Re: 5.375% Senior Notes due 2022 (the “Notes”) of Marathon Petroleum Corporation (the “Company”)
This Certificate relates to $__________ principal amount of Notes held in book-entry form by _________________(the “Transferor”).
The Transferor has requested the Security Registrar by written order to exchange or register the transfer of a Note or Notes or beneficial interests therein (the “Transfer”) for an interest in the Regulation S Global Note to be held with [Euroclear] [Clearstream] through the Depositary (in each case as defined in the Indenture related to the above-referenced Notes).
In connection with such request and in respect of each such Note or beneficial interest therein, the Transferor does hereby certify that the Transferor is familiar with such Indenture and Establishment Action and that:
(a) the offer of such Notes or beneficial interests was not made to a person in the United States or for the benefit of a person in the United States (other than Citigroup Global Markets Inc. or RBC Capital Markets, LLC);
(b) at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States; or the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was prearranged with a buyer in the United States;
(c) no directed selling efforts have been made by the Transferor in the United States in contravention of the requirements of Rule 903(a) or Rule 904(a) of Regulation S under the Securities Act of 1933, as amended (the “Securities Act”), as applicable;
(d) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and
(e) if the proposed transfer is being made prior to the expiration of a 40-day “distribution compliance period” as defined in Regulation S under the Securities Act, the transfer is being made (a) to a person that is not a U.S. person or for the account or benefit of a person that is not a U.S. person within the meaning of Regulation S under the Securities Act; or (b) to a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act, in each case that holds such Note or beneficial interests through [Euroclear] [Clearstream].

C-1

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[INSERT NAME OF TRANSFEROR]

By:
Name:
Title:
Address:

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